                                                                   EXHIBIT 10.17

                  DESCRIPTION OF ARRANGEMENT FOR DIRECTORS FEES

The following sets forth the amount of fees payable to outside directors of S1 Corporation for their services as Directors in fiscal year 2006:

EVENT                                                FEE
-----                                               -------
Quarterly Retainer                                  $ 5,000
Committee Meeting Attended (Member)                 $   500
Committee Meeting Attended (Chairman)               $ 1,000

Additionally, outside directors are eligible to receive stock option grants under our 2003 Stock Option Plan. There is no prescribed method for granting these options.